Exhibit (a)(15)

                   ALLIANCEBERNSTEIN FIXED-INCOME SHARES, INC.

                             ARTICLES SUPPLEMENTARY

          AllianceBernstein Fixed-Income Shares, Inc., a Maryland corporation having its principal office in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

          FIRST: The Board of Directors of the Corporation hereby reclassifies the 110,000,000,000 shares of capital stock that the Corporation has authority to issue as 30,000,000,000 shares of the Prime Portfolio, 15,000,000,000 shares of the Government Portfolio, 32,500,000,000 shares of the Prime STIF Portfolio and 32,500,000,000 shares of the Government STIF Portfolio.

          SECOND: A. Immediately before the reclassification of the shares of capital stock that the Corporation has authority to issue provided for herein, the total number of shares of stock of all Series which the Corporation had authority to issue was 110,000,000,000 shares, the par value of each class of stock being $.0005 per share, with an aggregate par value of $55,000,000, classified as follows:

Name of          Class A           Class B        Class C
Portfolio      Common Stock     Common Stock   Common Stock    Common Stock
---------      ------------     ------------   ------------    ------------

Prime
Portfolio    10,000,000,000   15,000,000,000   5,000,000,000

Government
Portfolio     5,000,000,000    5,000,000,000   5,000,000,000

Tax-Free
Portfolio     5,000,000,000    5,000,000,000   5,000,000,000

Treasury
Portfolio     5,000,000,000    5,000,000,000   5,000,000,000

California
Tax-Free
Portfolio     5,000,000,000    5,000,000,000   5,000,000,000

New York
Tax-Free
Portfolio     5,000,000,000    5,000,000,000   5,000,000,000

Trust
Portfolio                                                      5,000,000,000

               B. Immediately after the reclassification of the shares of capital stock that the Corporation has authority to issue provided for herein, the total number of shares of stock of all Series which the Corporation had authority to issue was 110,000,000,000 shares, the par value of each class of stock being $.0005 per share, with an aggregate par value of $55,000,000, classified as follows:

Name of Portfolio                 Common Stock
-----------------                 ------------

Prime Portfolio                   30,000,000,000

Government Portfolio              15,000,000,000

Prime STIF Portfolio              32,500,000,000

Government STIF Portfolio         32,500,000,000

          FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

          FIFTH: The number of shares of stock of each of the Series that the Corporation has authority to issue has been increased or decreased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

          SIXTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

          IN WITNESS WHEREOF, AllianceBernstein Fixed-Income Shares, Inc. has caused these Articles Supplementary to be executed in its name and on its behalf by Marc O. Mayer, President of the Corporation and witnessed by Andrew L. Gangolf, an Assistant Secretary of the Corporation, as of this 24th day of February, 2006. The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                                        ALLIANCEBERNSTEIN FIXED-INCOME
                                        SHARES, INC.


                                        By: /s/ Marc O. Mayer
                                            --------------------------
                                            Marc O. Mayer
                                            President

WITNESS:


/s/ Andrew L. Gangolf
----------------------------
Andrew L. Gangolf
Assistant Secretary

00250.0072 #622651